EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of BJ Services Company on Form S-8 of our report dated December 12, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change of method of accounting for goodwill in 2002), appearing in the Annual Report on Form 10-K of BJ Services Company for the year ended September 30, 2003.

/s/ DELOITTE & TOUCHE LLP

August 18, 2004

Houston, Texas